                              ACCOUNTANTS' CONSENT

The Board of Directors
Crescent Capital Trust, Inc.:

     We consent to the use of our report included herein and to the reference to our firm under the heading "Experts" in the prospectus.

                                          KPMG PEAT MARWICK

Birmingham, Alabama
April 8, 1994